Exhibit 99.1

After Successful Acquisition: Quantum X Labs Commences Trading Under New Name and New Nasdaq Ticker Symbol “QXL” Today

Tel Aviv, Israel, April 30, 2026, (GLOBE NEWSWIRE) — Quantum X Labs Inc. (Nasdaq: QXL) (“Quantum X” or the “Company”), an advanced technologies company (formerly known as Viewbix Inc. (Nasdaq: VBIX)), to commence trading today under new name and new Nasdaq symbol, following a comprehensive corporate rebranding.

The rebranding represents the Company’s evolution toward a leading company that develops and owns quantum computing technology as well as a quantum error correction solution, quantum simulations and quantum sensing technologies, while continuing its legacy digital advertising activities as a business segment.

The new name and brand aim to position Quantum X Labs as a leading company to research, develop, and potentially commercialize innovative quantum solutions across key sectors, including navigation, precision timing, quantum algorithms, quantum error correction, drug discovery, biomedicine, nuclear simulation, transportation, and quantum cyber security. At the heart of this evolution is the Company’s wholly-owned subsidiary, Quantum X Labs Ltd., which the Company acquired in March 2026. This subsidiary operates as a dynamic quantum technology company that hires top quantum experts with a robust proprietary intellectual property portfolio, including a pioneering pending patent for AI-Quantum Error Correction and an active ecosystem of portfolio companies advancing breakthrough quantum applications.

Quantum X Labs Ltd.’s portfolio companies include:

Quantum Gyro: developing quantum-based gyroscope chip technology for unjammable, high-precision navigation systems designed to operate in GPS-denied environments. Quantum Gyro is a 40%-owned subsidiary of Quantum X Labs Ltd.

Quantum Atom Accuracy: advancing next-generation atomic clocks based on novel light-modulation schemes to deliver ultra-high accuracy, robustness, and enhanced coherence for precision timing solutions. Quantum Atom Accuracy is a wholly-owned subsidiary of Nuclear Quantum.

Nuclear Quantum: progressing quantum-powered simulation algorithms targeted at nuclear and engineering industries, with recent milestones moving toward commercial engagement with leading simulation providers. Nuclear Quantum is a 40%-owned subsidiary of Quantum X Labs.

QunatumQ Security: working on protecting assets by using quantum based cyber security. QuantumQ Security is a wholly-owned subsidiary of Quantum Gyro.

Quantum Transportation: developing transformer-based quantum decoder technology for advanced quantum error correction, including cloud-deployed neural decoders and IP licensing from Ramot at Tel Aviv University, with applications in transportation and secure systems. Quantum Transportation is a 30%-owned subsidiary of Quantum X Labs.

CliniQuantum: applying quantum-enhanced methods (such as Markov Chain Monte Carlo) to drug discovery, clinical trial optimization, logistics, biomedicine, and security sectors. CliniQuantum is a 46%-owned subsidiary of Quantum X Labs.

This rebranding builds on a series of technical milestones achieved by its portfolio companies in recent months, including patent filings, prototype breakthroughs in quantum gyroscopes and atomic clocks, and progress in quantum simulation and error-correction algorithms.

While advancing its quantum innovation, the Company will continue to support its legacy business of digital advertising and AI-driven computing solutions, through its subsidiaries Gix Media Ltd. and Metagramm Software Ltd., which complement its expanding quantum portfolio.

Quantum X Labs Inc.

Quantum X Labs Inc. and its subsidiaries are focused on quantum technology, digital advertising and computing and enterprise artificial intelligence (AI) solutions. Quantum X Labs Ltd. is focused on developing and promoting quantum algorithms for the transportation, drug discovery and security segments as well as developing quantum- based GPS replacement and quantum atom accuracy solutions. Gix Media develops a variety of technological software solutions, which perform automation, optimization and monetization of internet campaigns, for the purposes of acquiring and routing internet user traffic to its customers. Metagramm is a developer of grammatical error correction software and offers tools for writing and reviewing, grammar, spelling, punctuation and style features, as well as translation and multilingual dictionaries, using artificial intelligence and machine learning technology.

For more information about Quantum X Labs, visit https://quantumxlabs.xyz/

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. For example, the Company is using forward-looking statements when it discusses the Company’s future plans, strategies and expectations, including the research, development, and potential commercialization of innovative quantum solutions across key sectors, including computing technologies, navigation, precision timing, quantum algorithms, error correction, drug discovery, biomedicine, nuclear simulation, transportation, and quantum cyber security. Because such statements deal with future events and are based on Quantum X Labs’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements could differ materially from those described in or implied by the statements in this press release.

The forward-looking statements contained or implied in this press release are subject to other risks and uncertainties, including those discussed in any filings with the SEC. Except as otherwise required by law, Quantum X Labs undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Quantum X Labs is not responsible for the contents of third-party websites.

Investor Relations Contacts:

Michal Efraty

Investor Relations

michal@efraty.com